ENSTAR GROUP LIMITED
LISTING OF SUBSIDIARIES
DECEMBER 31 2010

	% of Voting
Name	Securities	Jurisdiction

Enstar Group Limited	N/A	Bermuda

A. Cumberland Holdings Limited	100%	Bermuda
1) Enstar Australia Holdings Pty Limited	100%	Australia
a) Enstar Australia Ltd.	100%	Australia
i) Cranmore Adjusters (Australia) Pty Ltd.	100%	Australia
b) AG Australia Holdings Lts	100%	Australia
i) Gordian Run-off Limited	100%	Australia
c) Shelly Bay Holdings Ltd.	100%	Australia
i) Church Bay Limited	100%	Australia
ii) Harrington Sound Limited	100%	Australia
I) TGI Australia Limited	100%	Australia

B. Enstar Limited	100%	Bermuda
1) Enstar (EU) Holdings Ltd.	100%	England
a) Enstar (EU) Ltd.	100%	England
b) Cranmore Adjusters Limited	100%	England
2) Cranmore (Bermuda) Limited	100%	Bermuda
a) Cranmore (Asia) Ltd	100%	Bermuda
3) Enstar Brokers Limited	100%	Bermuda
4) Castlewood (Bermuda) Ltd.	100%	Bermuda
5) Bantry Holdings Ltd.	50%	Bermuda
a) Blackrock Holdings Ltd.	30%	Bermuda
i) Kinsale Brokers Limited	100%	England

C. Kenmare Holdings Limited	100%	Bermuda
1) Fitzwilliam Insurance Limited	100%	Bermuda
2) Revir Limited	100%	Bermuda
a) River Thames Insurance Company	100%	England
b) Overseas Reinsurance Corporation Limited	100%	Bermuda
c) Regis Agencies Limited	100%	England
3) Hudson Reinsurance Company Limited	100%	Bermuda
a) Denman Holdings Limited	100%	Barbados
b) Chatsworth Limited	100%	Bermuda
i) Global Legacy Acquisition LP	98%	Bermuda
4) Harper Holding Sarl	100%	Luxembourg
a) Harper Insurance Limited	100%	Switzerland
i) Harper Financing Limited	100%	England
b) Enstar Holdings (US) Inc.	100%	Delaware
i) Enstar (US) Inc.	100%	Delaware
A) Enstar New York, Inc	100%	New York
I) Financial Guaranty Advisers, LLC	33%	Delaware
ii) Cranmore (US) Inc.	100%	Delaware
iii) Enstar Investments, Inc.	100%	Delaware
A) Sun Gulf Holdings, Inc.	100%	Delaware
I) Capital Assurance Company	100%	Florida
II) Capital Assurance Services, Inc.	100%	Florida
III) Constellation Reinsurance	100%	New York
B) CLIC Holdings, Inc.	100%	Delaware
I) Claremont Insurance Company	100%	California
C) PWAC Holdings, Inc.	100%	Delaware
I) Providence Washington Insurance Solutions, LLC	100%	Rhode Island
II) PW Acquisition Co.	100%	Rhode Island
x) Providence Washington Holdings, Inc	100%	Rhode Island
xi) PW Holdings, Inc	100%	Rhode Island
xii) Providence Washington Insurance Company	100%	Rhode Island
xiia) York Insurance Company	100%	Rhode Island
xiib) American Concept Insurance Company	100%	Rhode Island
5) Mercantile Indemnity Company Ltd.	100%	England
6) Longmynd Insurance Company Ltd.	100%	England
7) Fieldmill Insurance Company Ltd.	100%	England
8) Virginia Holdings Ltd.	100%	Bermuda
a) Unione Italiana (UK) Reinsurance Company	100%	England
b) Seaton Insurance Company	100%	Rhode Island
c) Cavell Holdings Limited (U.K.)	100%	England
i) Cavell Insurance Company Limited	100%	England

	% of Voting
Name	Securities	Jurisdiction

9) Tate & Lyle Reinsurance Ltd.	100%	Bermuda
10) Courtenay Holdings Ltd	100%	Bermuda
a) Enstar Acquisitions Limited	100%	England
i) Goshawk Insurance Holdings plc	99.45%(4)	England
A) Goshawk Holdings (Bermuda) Limited	100%	Bermuda
I) Rosemont Reinsurance Limited	100%	Bermuda
B) Goshawk Dedicated Limited	100%	England
b) Simcoe Holdings Limited	100%	Bermuda
i) Electricity Producers Insurance Company (Bermuda) Ltd.	100%	Bermuda
c) Royston Holdings Limited	100%	Bermuda
i) Royston Run-off Ltd	100%	England
A) Unionamerica Holdings Limited	100%	England
I) Unionamerica Acquisition Company Limited	100%	England
xa) Unionamerica Insurance Company Limited	100%	England
xb) SPRE Limited	100%	England
d) Rombalds Limited	100%	England
i) Guildhall Insurance Company Ltd.	100%	England
11) Comox Holdings Ltd	100%	Bermuda
a) Bosworth Run-Off Limited	100%	England
12) Sundown Holdings Limited	100%	Bermuda
13) Oceania Holdings Ltd.	100%	Bermuda
a) Inter-Ocean Holdings Limited	100%	Bermuda
i) Inter-Ocean Reinsurance Company Ltd.	100%	Bermuda
A) Inter-Ocean Reinsurance (Ireland) Ltd.	95.0%(2)	Ireland
14) Flatts Limited	100%	England
a) Marlon Insurance Company Limited	100%	England
i) Marlon Management Services Limited	100%	England
ii) The Copenhagen Reinsurance Limited	100%	Denmark
A) The Copenhagen Reinsurance Company (UK) Limited	100%	England
I) Copenhagen Reinsurance Services Limited	100%	England
15) Shelbourne Group Limited	56.80%	England
a) SGL No 1 Ltd.	100%	England
b) Shelbourne Syndicate Services Ltd	100%	England
16) Hillcot Re Limited	100%	England
a) Hillcot Underwriting Management	100%	England
17) Northshore Holdings Limited	100%	Bermuda
18) Hove Holdings Limited	100%	Bermuda
a) Mongard Limited	100%	Bermuda
19) Nordic Run-off Limited	100%	England
a) Forsakringsaktiebolaget Assuransinvest Limited	100%	Sweden
20) Knapton Holdings Limited	100%	England
a) Knapton Insurance Limited	100%	England
21) New Castle Reinsurance Company Limited	100%	Bermuda

D. Hillcot Holdings Limited	100%	Bermuda
1) Brampton Insurance Company Limited	100%	England

E. Enstar USA, Inc.	100%	Georgia
1) Enstar Financial Services, Inc.	100%	Florida
2) Enstar Group Operations, Inc.	100%	Georgia

B.H. Acquisition Ltd.	100%(3)	Bermuda
1) Brittany Insurance Company Ltd.	100%	Bermuda
2) Paget Holdings GmbH Ltd.	100%	Austria
a) Compagnie Europeenne d’Assurances Industrielles SA	99.9%(1)	Belgium

(1)	The remaining 0.1% of the company’s voting securities is owned directly by Brittany Insurance Company Ltd.

(2)	The remaining 5.0% of the company’s voting securities is owned directly by Inter-Ocean Holdings Limited

(3)	B.H. Acquisition Ltd. is 33% owned by Enstar USA, Inc. and 67% owned by Enstar Limited

(4)	Goshawk Insurance Holdings plc is 89.44% owned by Enstar Acquisition Ltd. and 10.01% owned by Kenmare Holdings Limited